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Exhibit 5.2

June 2, 2014

Emerge Energy Services LP
180 State Street, Suite 225
Southlake, TX 76092

  Re:
  Emerge Energy Services LP;
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as local counsel for Allied Energy Company LLC, an Alabama limited liability company (the "AL Guarantor"), and are rendering this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement"), being filed on the date hereof by Emerge Energy Services LP, a Delaware limited partnership (the "Partnership"), Emerge Energy Services Finance Corporation, a Delaware corporation ("Finance Corp."), the AL Guarantor, Superior Silica Sands LLC, a Texas limited liability company (the "TX Guarantor"), Allied Renewable Energy, LLC, a Delaware limited liability company ("ARE"), Direct Fuels LLC, a Delaware limited liability company, ("Direct Fuels"), Emerge Energy Distributors Inc., a Delaware corporation ("EED"), and Emerge Energy Services Operating LLC, a Delaware limited liability company (together with ARE, Direct Fuels and EED, the "Delaware Guarantors"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof with respect to the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (i) common units representing limited partnership interests in the Partnership, (ii) debentures, notes or other debt instruments to be issued in one or more series in an unlimited aggregate principal amount (the "Debt Securities") by the Partnership and Finance Corp., and (iii) guarantees by the AL Guarantor, the TX Guarantor and the Delaware Guarantors (collectively, the "Guarantees").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement including the Prospectus contained therein; (ii) that certain form of Indenture by and among the Partnership, Finance Corp., the AL Guarantor, the TX Guarantor, the Delaware Guarantors, and Wells Fargo Bank, N.A., as trustee (the "Indenture"); (iii) the governing documents of the AL Guarantor, each as amended to date, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have relied on certificates of the authorized representatives of the AL Guarantor, the sole member of the AL Guarantor and of state public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and the due authorization, execution and delivery of all documents (except insofar as we opine below with respect to the Indenture and the Guarantees) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, information set forth therein and the additional matters recited or assumed therein, all of which we have assumed to be true, accurate and complete in all material respects.

One Federal Place    1819 Fifth Avenue North Birmingham, AL 35203-2119    PHONE:205.521.8000    FAX:205.521.8800    BABC.COM

Emerge Energy Services LP
June 2, 2014

        Our opinion herein is expressed solely with respect to the laws of the State of Alabama. Further, we note that the Indenture and the Debt Securities will be governed by the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction, other than the State of Alabama, are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

        On the basis of the foregoing, we are of the opinion that, (i) based solely on certificates obtained from the Secretary of State of Alabama and the State of Alabama Department of Revenue, the AL Guarantor is a limited liability company duly formed and existing under the laws of the State of Alabama and in good standing in the State of Alabama, (ii) the AL Guarantor has been authorized to enter into the Indenture, and (iii) the AL Guarantor has been authorized to issue the Guarantees.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Validity of the Securities" in the Prospectus constituting part of the Registration Statement.

Very truly yours,
/s/ Bradley Arant Boult Cummings LLP

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  Exhibit 5.2